Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of March 13, 2018 (this “Agreement”), is made by and among ALLIQUA BIOMEDICAL, INC., a Delaware corporation (the “Borrower”), AQUAMED TECHNOLOGIES, INC., a Delaware corporation (the “Guarantor”; each of the Borrower and the Guarantor also is referred to herein individually as an “Obligor” and collectively as the “Obligors”), and PERCEPTIVE CREDIT HOLDINGS, LP, a Delaware limited partnership (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Obligors and the Lender are parties to that certain Credit Agreement and Guaranty, dated as of May 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and Celularity, Inc. (“Purchaser”) have entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of January 5, 2018, pursuant to which, among other things, the Purchaser will acquire certain assets, liabilities and businesses of the Borrower (the “Acquisition”);

WHEREAS, in that certain Forbearance and Amendment Agreement (the “Forbearance Agreement”), dated as of February 5, 2018, the Lender agreed, among other things, to refrain and forebear from exercising or pursuing any remedies with respect to certain Defaults (the “Specified Defaults”) for a specified period of time, all on the terms and conditions set forth therein; and

WHEREAS, among other things, and in anticipation of the Acquisition, the Borrower has requested that the Lender make an additional bridge term loan to the Borrower in the aggregate principal amount of $2,000,000 (the “Bridge Loan”).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I
definitions

SECTION 1.01. Definitions. The following terms (whether or not highlighted in bold and/or italics) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Acquisition” is defined in the second recital.

“Agreement” is defined in the preamble.

“Authorized Officer” is defined in Section 3.01(b).

“Borrower” is defined in the preamble.

“Bridge Loan” is defined in the fourth recital.

“Bridge Loan Effective Date” is defined in Article III.

“Credit Agreement” is defined in first recital.

“Effective Date Certificate” is defined in Section 3.02.

“Forbearance Agreement” is defined in the third recital.

“Guarantor” is defined in the preamble.

“Lender” is defined in the preamble.

“Obligor” is defined in the preamble.

“Purchaser” is defined in the second recital.

“Purchase Agreement” is defined in the second recital.

“Specified Defaults” is defined in the third recital.

ARTICLE II
AMENDMENTs TO CREDIT AGREEMENT

SECTION 2.01. Amendments to the Credit Agreement. On the terms and subject to the conditions set forth in Article III below, the Lender agrees to make the Bridge Loan to the Borrower on the Bridge Loan Effective Date (as defined below). For all purposes of the Credit Agreement (as subsequently amended or otherwise modified, including pursuant to this Agreement) and each other Loan Document, the Bridge Loan shall be deemed to be a “Loan” made under and pursuant to the Credit Agreement, as so amended or otherwise modified, including, without limitation, with respect to interest, fees, costs, expenses, maturity, representations and warranties, covenants, Defaults, rights and remedies.  In furtherance of the foregoing, as of the Bridge Loan Effective Date, and simultaneously with the making of the Bridge Loan, the Credit Agreement shall be further amended as follows:

(a)       The following new defined terms shall be added to Section 1.1 of the Credit Agreement and inserted in their respective and appropriate alphabetical order:

“Bridge Loan” means the $2,000,000 loan made by the Lender to the Borrower pursuant to the Bridge Loan Amendment on the Bridge Loan Amendment Effective Date.

“Bridge Loan Amendment” means that certain Amendment Agreement, dated as of March 13, 2018, by and among the Obligors and the Lender.

“Bridge Loan Amendment Effective Date” means March 13, 2018.

(b)       The definitions of “Closing Date”, “Loan”, “Loan Document” and “Maturity Date” set forth in Section 1.1 of the Credit Agreement are each hereby amended and restated in their respective entireties to read as follows:

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“Closing Date” means the date of the making of the initial Loan hereunder pursuant to Section 2.1, which shall coincide with the “Closing Date” as defined in the Merger Agreement.

“Loan” means (i) the term loan made pursuant to Section 2.1 on the Closing Date and (ii) the Bridge Loan made pursuant to the Bridge Loan Amendment on the Bridge Loan Amendment Effective Date.

“Loan Documents” means, collectively, this Agreement (as subsequently amended or otherwise modified, including pursuant to the Bridge Loan Amendment), the Notes, the Pledge and Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Warrant, the Subordination Agreement, each other agreement pursuant to which the Lender is granted a Lien to secure the Obligations, the Commitment Letter and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Maturity Date” means, (i) with respect to the Bridge Loan, the earlier of (x) April 30, 2018 and (y) the “Closing Date” (as defined in the Asset Purchase Agreement, dated January 5, 2018, by and between Borrower and Celularity, Inc.) and, (ii) with respect to all other Loans, the fourth anniversary of the Closing Date.

(c) Section 3.2(h) is hereby amended and restated in its entirety to read as follows:

Any term or provision hereof to the contrary notwithstanding, if any Loan made hereunder (other than any Bridge Loan) is repaid or prepaid for any reason on or prior to the date that is three (3) years after the Closing Date (including repayments and prepayments made pursuant to clause (b) through (g) above, but excluding, payments made pursuant to clause (a) of this Section 3.2), the Borrower shall pay the Early Prepayment Fee to the Lender at the time of such prepayment, together with all other fees payable hereunder (if any), including pursuant to Sections 3.7 and 3.8.

ARTICLE III
conditions precedent

This Agreement shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lender (the date when all such conditions are so satisfied being the “Bridge Loan Effective Date”):

SECTION 3.01. Secretary’s Certificate, Etc. The Lender shall have received from each Obligor, (i) a copy of a good standing certificate, dated a date reasonably close to the Bridge Loan Effective Date, for each such Person and (ii) a certificate, dated as of the Bridge Loan Effective Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to:

(a)       resolutions of each such Person’s board of directors (or equivalent managing body, in the case of a Person that is not a corporation) then in full force and effect authorizing the

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execution, delivery and performance of this Agreement to be executed by such Person and the transactions contemplated hereby and thereby;

(b)       the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to this Agreement to be executed by such Person (each an “Authorized Officer”); and

(c)       the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates the Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person cancelling or amending the prior certificate of such Person.

SECTION 3.02. Effective Date Certificate. The Lender shall have received a certificate, dated as of the Bridge Loan Effective Date and in form and substance satisfactory to the Lender (the “Effective Date Certificate”), duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge, among other things, that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date in all material respects, and, at the time such certificate is delivered, such statements shall in fact be true and correct, and such statements shall include that (i) both immediately before and after giving effect to the Bridge Loan, (x) the representations and warranties set forth in this Agreement and each other Loan Document shall, in each case, be true and correct in all material respects as of the Bridge Loan Effective Date and (y) no Default (other than the Specified Defaults) shall have then occurred and be continuing, or would result from making the Bridge Loan on the Bridge Loan Effective Date, (ii) all of the conditions set forth in this Article III have been satisfied, and (iii) the Obligors, taken as a whole, on a consolidated basis, immediately before and after giving effect to the making of the Bridge Loan, are Solvent. All documents and agreements required to be appended to the Effective Date Certificate, if any, shall be in form and substance satisfactory to the Lender, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 3.03. Delivery of New Notes. The Lender shall have received a replacement Note for the Loans (including the Bridge Loan) duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 3.04. Opinions of Counsel. The Lender shall have received opinions, dated the Bridge Loan Effective Date and addressed to the Lender, from Haynes and Boone, LLP.

SECTION 3.05. Costs and Expenses, etc. The Lender shall have received (i) a non-refundable $250,000 upfront fee (the “Upfront Bridge Fee”), and (ii) all fees, costs and expenses due and payable pursuant to Section 11.3 of the Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Lender), if then invoiced, together with any other fees separately agreed to by the Borrower and the Lender; provided that, if, and to the extent any such fee, cost or expense is not invoiced prior to the Bridge Loan Effective Date, such fee, cost or expense shall be due and payable by the Borrower to the Lender within one (1) Business Day after delivery to the Borrower of an invoice therefor; provided, further, that the Upfront Bridge Fee and such other fees, costs and expenses may be deducted from the proceeds of the Bridge Loan.

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SECTION 3.06. Representation, Warranties, No Material Adverse Effect, etc. The representations and warranties set forth in this Agreement and each other Loan Document are true and correct in all material respects as of the Bridge Loan Effective Date (provided that any representations and warranties that are by its terms qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects); no Default (other than the Specified Defaults) shall have occurred and be continuing, or could reasonably be expected to occur as a result of making the Bridge Loan on the Bridge Loan Effective Date; and no Material Adverse Effect shall have occurred since December 31, 2017.

SECTION 3.07. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Lender or its counsel may reasonably request.

ARTICLE IV
Representations and Warranties

To induce the Lender to enter into this Agreement, each Obligor represents and warrants to the Lender and each Lender as set forth below.

SECTION 4.01. Validity, etc. This Agreement and the Credit Agreement (after giving effect to this Agreement) each constitutes the legal, valid and binding obligation of each Obligor, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 4.02. Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Agreement the following statements shall be true and correct:

(a)       the representations and warranties set forth in the Credit Agreement and each other Loan Document shall, in each case, be true and correct in all respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)       no Default or Event of Default (other than the Specified Defaults) shall have then occurred and be continuing.

ARTICLE V
Confirmation

SECTION 5.01. Reaffirmation. Each Obligor hereby consents to the modifications made to the Credit Agreement and each other Loan Document pursuant to this Agreement and hereby agrees that, after giving effect to this Agreement, each Loan Document to which it is a party, and all Obligations thereunder (including (i) the guarantees made pursuant to Article X of the Credit Agreement and (ii) those arising under the Forbearance Agreement), are and shall continue to be

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in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the Bridge Loan Effective Date, all references in such Loan Documents to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents, as amended or otherwise modified by this Agreement.

SECTION 5.02. Validity, etc. Each Obligor hereby represents and warrants, as of the Bridge Loan Effective Date, that immediately after giving effect to this Agreement, each Loan Document to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

ARTICLE VI
Miscellaneous

SECTION 6.01. No Waiver. Each of the Lender’s and each Lender’s respective agreements not to pursue its respective rights and remedies until the occurrence of the “Termination Date” as described in the Forbearance Agreement is temporary and limited in nature. Except as expressly provided herein, (i) nothing contained herein shall be deemed to constitute a waiver of the Specified Defaults or any other Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties and (ii) the Lender and each Lender reserves all rights, privileges and remedies under the Credit Agreement, the Forbearance Agreement and the other Loan Documents.

SECTION 6.02. Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 6.03. Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements, written or oral, with respect thereto.

SECTION 6.04. Cross-References; Headings. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

SECTION 6.05. Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article XI thereof and all rules of interpretation set forth in Article I thereof.

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SECTION 6.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 6.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.08. Governing Law. This AGREEMENT shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 6.09. Full Force and Effect; Limited Amendment. The Obligors each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in all respects.  The agreements to forbear contained in this Agreement shall be limited precisely as provided for herein to the Specified Defaults and shall not be deemed to be an amendment to, waiver of, consent to or modification of any term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lender or any Lender under the Credit Agreement or any of the Loan Documents.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ALLIQUA BIOMEDICAL, INC.,

By	/s/ Brian Posner
Name: Brian Posner
Title: CFO

GUARANTOR:

AQUAMED TECHNOLOGIES, INC.,

By	/s/ Brian Posner
Name: Brian Posner
Title: CFO

Signature Page to Amendment Agreement

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LENDER:

PERCEPTIVE CREDIT HOLDINGS, LP
By Perceptive Credit Opportunities GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Signature Page to Amendment Agreement

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